UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported)
                                 March 5, 2003

                                  AMG OIL LTD.

................................................................................
             (Exact name of registrant as specified in its charter)


Nevada                                 000-30087                N/A
................................................................................
(State or other jurisdiction          (Commission           (IRS Employer of
incorporation)                        File Number)         Identification No.)



Suite 1400, 700 - 4th Avenue, SW, Calgary, Alberta, Canada            T2P-3J4
................................................................................
(Address of principal executive offices)                            (Zip Code)


                                 (604) 682-6496
................................................................................
              (Registrant's telephone number, including area code)



              ...................................................
         (Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure.

Effective March 4, 2003, AMG Oil Ltd. (the "Company) entered into a an agreement with International Resource Management Corp. ("IREMCO") to re-purchase 3,000,000 shares of the Company's common shares at a price of $0.01 per share. The shares of the Company will be cancelled and returned to treasury. As a result of this transaction, the Company's outstanding common shares issued and outstanding will change from the current amount outstanding of 19,600,000 to 16,600,000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMG OIL LTD.
                              (Name of Registrant)


Date:  March 5, 2003         By:       /s/    Cameron Fink
                                  _______________________________________
                                          Cameron Fink,President

INDEX TO EXHIBITS

Exhibit Number              Description

10.1                        Share purchase agreement